June 22, 2009

[Investor name and address]

Ladies and Gentlemen:

You have previously entered into a Subscription Agreement (the “Agreement”) with Nevada Gold Holdings, Inc., a Nevada Corporation (the “Company”), in connection with the private placement offering (the “Offering”) of a minimum of 4,000,000 and a maximum of 8,000,000 units of securities (the “PPO Units”) issued by the Company, at a purchase price of $0.25 per PPO Unit.  Each PPO Unit consists of (i) one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (ii) a warrant representing the right to purchase one share of Common Stock, exercisable for a period of five years at an exercise price of $0.50 per whole share; and in the event the Offering is oversubscribed, the Company may, in its discretion, sell up to 1,000,000 additional Units at the same purchase price per Unit.

The Company desires to modify the terms of the Agreement to provide that the minimum size of the Offering shall be 2,000,000 PPO Units.  All other terms of the Agreement and the Offering will remain unchanged.  If you are in agreement, please sign, date and return to us as indicated below a copy of this letter.  By so doing, you also confirm the continued accuracy of the information in the Investor Certification submitted by you with your subscription agreement.

Please send a signed copy of this letter to:

Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY 10022
Facsimile Number: (212) 400-6901
Telephone Number: (212) 400-6900
Attn: Rachel L. DeGenaro
E-mail Address: rlg@gottbetter.com

Nevada Gold Holdings, Inc.
1265 Mesa Drive
Fernley, NV 89408
(775) 835-6177

June 22, 2009

Thank you very much for your continuing support of Nevada Gold Holdings.

Very truly yours:

NEVADA GOLD HOLDINGS, INC.

By:
Name: David C. Mathewson
Title: President and CEO

Dated: June __, 2009

SUBSCRIBER

Name of Entity

Signature

Print Name:

Title:

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